Exhibit 1.1

AMESITE INC.

(F/K/A AMESITE OPERATING COMPANY)

UNDERWRITING AGREEMENT

__________ Shares of Common Stock

________, 2020

Laidlaw& Company (UK) Ltd.

As the Representative of the

Several Underwriters Named on Schedule I hereto

c/o Laidlaw & Company (UK) Ltd.

521 Fifth Avenue, 12th Floor

New York, NY 10175

Ladies and Gentlemen:

Amesite Inc. (f/k/a Amesite Operating Company), a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom Laidlaw & Company (UK) Ltd. is acting as the representative (the “Representative”), an aggregate of _______ authorized but unissued shares (the “Firm Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The Company also proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters up to _____ additional shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”). The Shares, the Underwriter Warrants (as defined below) and the Underwriter Warrant Shares (as defined below) are collectively referred to as the “Securities.”

The Company and the several Underwriters hereby confirm their agreement as follows:

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-248001), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations and Rule 424(b) (“Rule 424(b)”) of the Rules and Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The prospectus, in the form first furnished to the Underwriter for use in connection with the offering of the Shares, is herein called the “Prospectus.”

All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, pro forma financial information and schedules and other information which is deemed by the Rules and Regulations to be a part of or included in the Registration Statement or the Prospectus, as the case may be.

2. Representations and Warranties of the Company Regarding the Offering.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof, as of the Closing Date (as defined in Section 4(c) below), and as of each Option Closing Date (as defined in Section 4(b) below), as follows:

(i) No Material Misstatements or Omissions. At the time of effectiveness, as of the date hereof, as of the Closing Date and at each Option Closing Date, if any, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(iii)(A)(1) below) as of _________ (Eastern time) (the “Applicable Time”) on the date hereof, at the Closing Date and on each Option Closing Date, if any, and the Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, and any individual Written Testing the Waters Communication (as defined in Section 2(a)(iv) below), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or behalf of any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No stop order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii) Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Shares (the “Marketing Materials”)

(iii) Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(iv)  Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”)[, other than those previously provided to the Representative and listed on Schedule IV hereto]1. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company has filed publicly on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at least fifteen (15) calendar days prior to any “road show” (as defined in Rule 433 und the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of Securities. Each Written Testing-the-Waters Communications, did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(v) Accurate Disclosure. (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Shares, if any. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no stop order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Prospectus,  no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times though the completion of the public offer and sale of Securities, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale Disclosure Package” means each Issuer Free Writing Prospectus, the most recent preliminary prospectus that is distributed to investors prior to the time of effectiveness and any description of the transaction provided by the Underwriters included in Schedule I.

1 To be confirmed

(2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act and an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(vi) Financial Statements. The financial statements of the Company, together with the related notes and schedules, included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. No other financial statements or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(vii) Independent Accountants. To the Company’s knowledge, Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements and schedules included as a part of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(viii) Accounting and Disclosure Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company and any subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ix) Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or the Marketing Materials.

(x) Statistical and Marketing-Related Data. All statistical or market-related data included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(xi) Trading Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is conditionally approved for listing on the Nasdaq Capital Market (the “Nasdaq Capital Market”) effective upon the closing of this offering. There is no action pending by the Company or, to the Company’s knowledge, the Nasdaq Capital Market to delist the Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the Nasdaq Capital Market is contemplating terminating such listing. When issued, the Shares and Underwriter Warrant Shares will be listed on the Nasdaq Capital Market. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that it will be in compliance with all applicable corporate governance requirements set forth in the rules of the Nasdaq Capital Market that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable corporate governance requirements set forth in the Nasdaq Capital Market rules not currently in effect upon and all times after the effectiveness of such requirements.

(xii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xiii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, including the proceeds received upon exercise of the Underwriter Warrants, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date and as of each Option Closing Date, as set forth below. If the Company has no subsidiaries, all other references to the subsidiaries or any of them shall be disregarded.

(i) Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii) Authorization. The Company has the power and authority to enter into this Agreement and issue the Underwriter Warrants and to authorize, issue and sell the Shares and Underwriter Warrant Shares as contemplated by this Agreement and the Underwriter Warrants. This Agreement and the Underwriter Warrants have been duly authorized by the Company, and when executed and delivered by the Company, will constitute a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii) Contracts. The execution, delivery and performance of this Agreement and the Underwriter Warrants and the consummation of the transactions herein and therein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the certificate of incorporation, as amended, or by-laws.

(iv) No Violations of Governing Documents. Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, as amended, by-laws or other equivalent organizational or governing documents.

(v) Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement or the Underwriter Warrants and the issue and sale of the Securities, except (A) the registration under the Securities Act and the Exchange Act of the Shares, which has been effected, (B) the necessary filings and approvals from the Nasdaq Capital Market to list the Shares and the Underwriter Warrant Shares, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi) Capitalization. As of the dates thereof, the Company has the authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable and will be free of preemptive, registration or similar rights contained in the Company’s certificate of incorporation or arising pursuant to the Delaware General Corporation Law (the “DGCL”) and will conform to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Underwriter Warrant Shares, when issued, paid for and delivered upon due exercise of the Underwriter Warrants, will be duly authorized and validly issued, fully paid and nonassessable, and will be free of preemptive, registration or similar rights contained in the Company’s certificate of incorporation or arising pursuant to the DGCL. The Underwriter Warrant Shares have been reserved for issuance. The Underwriter Warrants, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(vii) Taxes. Each of the Company and its subsidiaries has (a) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (b) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business (including, for the avoidance of doubt, recent past business practice in light of the COVID-19 coronavirus pandemic), (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect

(viii) Absence of Proceedings. There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect

(ix) Authorizations; Regulatory Compliance. The Company and each of its subsidiaries holds, and is in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates and orders of any governmental authority or body (collectively, “Authorizations”) required for the conduct of its business in all applicable jurisdictions and all such Authorizations are valid and in full force and effect, except for Authorizations the absence of which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in material violation of any terms of any such Authorizations, except, in each case, such as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such Authorization, or written notice that such revocation or modification is being considered, except to the extent that any such revocation or modification would not be reasonably expected to have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, including such laws and regulations applicable to the manufacture, distribution, import and export of regulated products and component parts and ingredients, except as would not reasonably be expected to have a Material Adverse Effect.

(x) Title. Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets purportedly owned or used by them as described in the Registration Statement, Time of Sale Disclosure Package or the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests other encumbrances or defects, except those that are disclosed in the Registration Statement, Time of Sale Disclosure Package or the Prospectus and those that are would not reasonably be expected to have a Material Adverse Effect.

(xi) Intellectual Property. The Company and each of its subsidiaries owns, possesses, or has rights to use, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as described in the Registration Statement, and there are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the patents owned by the Company. Furthermore, (A) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the Company’s knowledge, threatened, Action by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and to the Company’s knowledge, there are no facts which would form a reasonable basis for any such Action; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the Company’s knowledge, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened Action by others challenging the validity, enforceability or scope of any such Intellectual Property, and, to the Company’s knowledge, there are no facts which would form a reasonable basis for any such Action; (D) there is no pending or, to the Company’s knowledge, threatened Action by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such Action, and, to the Company’s knowledge, there are no other facts which would form a reasonable basis for any such Action, except in each case for any Action as would not be reasonably expected to have a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except such violation as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, (1) the Company and its subsidiaries have disclosed to the U.S. Patent and Trademark Office (USPTO) all information known to the Company to be relevant to the patentability of its inventions in accordance with 37 C.F.R. Section 1.56, and (2) neither the Company nor any of its subsidiaries made any misrepresentation or concealed any information from the USPTO in any of the patents or patent applications owned or licensed to the Company, or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56. Except as would not reasonably be expected to have a Material Adverse Effect and to the Company’s knowledge, (x) there are no facts that are reasonably likely to provide a basis for a finding that the Company or any of its subsidiaries does not have clear title to the patents or patent applications owned or licensed to the Company or other proprietary information rights as being owned by the Company or any of its subsidiaries, (y) no valid issued U.S. patent would be infringed by the activities of the Company or any of its subsidiaries relating to products currently or proposed to be manufactured, used or sold by the Company or any of its subsidiaries and (z) there are no facts with respect to any issued patent owned that would cause any claim of any such patent not to be valid and enforceable with applicable regulations. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology and know-how.

(xii) Employment Matters. There is (A) no unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor to the Company’s knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect, and (B) no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(xiii) ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xiv) Environmental Matters. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

(xv) SOX Compliance. To the Company’s knowledge, the Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(xvi) Reserved.

(xvii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(xviii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects.

(xix) OFAC. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx) Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxi) Books and Records. The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(xxii) No Undisclosed Contracts. There is no Contract or document required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package or in the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed therein as required; and all descriptions of any such Contracts or documents contained in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no such Contract has been suspended or terminated for convenience or default by the Company or any subsidiary party thereto or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received written notice, and the Company has no knowledge, of any such pending or threatened suspension or termination.

(xxiii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and which is not so described.

(xxiv) Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(xxv) No Registration Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries within 180 days of the date hereof because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(xxvi) Continued Business. No supplier, customer, distributor or sales agent of the Company or any subsidiary has notified the Company or any subsidiary that it intends to discontinue or decrease the rate of business done with the Company or any subsidiary, except where such discontinuation or decrease has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

(xxvii) No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Shares hereunder created by the Company or any subsidiary or any other arrangements, agreements, understandings, payments or issuances by the Company or any subsidiary that may affect the Underwriters’ compensation, as determined by FINRA.

(xxviii) No Fees. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) which could be deemed to be compensation under FINRA rules to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 180-day period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxix) Proceeds. None of the proceeds of the offering will be paid by the Company to any FINRA member, except as specifically authorized herein.

(xxx) No FINRA Affiliations. To the Company’s knowledge, (i) no officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and counsel to the Underwriters if it becomes aware that any officer, director of the Company or its subsidiaries or any owner of 5% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member.

(xxxi) No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby as a result of any action by the Company.

(xxxii) Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(xxxiii) Reorganization. On or prior to the date hereof, the Company has taken all necessary corporate action to consummate a reorganizational merger (the “Reorganization”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated July 14, 2020, whereby Amesite Inc., a Delaware corporation (“Amesite Parent”), has merged with and into the Company, with the Company resulting as the surviving entity, and Amesite Parent has filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware. Pursuant to the Reorganization, the Company has changed its name to “Amesite Inc.” and the Reorganization has been duly approved by the stockholders of Amesite Parent in accordance with all applicable laws.

(i) Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the captions “Our Intellectual Property” and “Government Regulation and Product Approval,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair, and under the caption “Description of Capital Stock” insofar as they purport to constitute a summary of (i) the terms of the Company’s outstanding securities, (ii) the terms of the Shares, and (iii) the terms of the documents referred to therein, are accurate, complete and fair.

(b) Any certificate signed by any officer of the Company and delivered to the Representative on behalf of the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Firm Shares set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price to the Underwriters shall be $_____ for each Firm Share (the “Per Share Purchase Price”).

(b) The Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares, and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase all or any portion of the Option Shares as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. The purchase price to be paid by the Underwriters for the Option Shares shall be the Per Share Purchase Price. This option may be exercised by the Representative on behalf of the Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate amount of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Representative otherwise agree. If the Underwriters elect to purchase less than all of the Option Shares, the Company agrees to sell to each Underwriter the number of Option Shares obtained by multiplying the number of Option Shares specified in such notice by a fraction, the numerator of which is the number of Option Shares set forth opposite the name of the Underwriter in Schedule I hereto under the caption “Number of Option Shares to be Sold” and the denominator of which is the total number of Option Shares.

(c) Payment of the purchase price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares, as set forth in subparagraph (d) below.

(d) The Firm Shares will be delivered by the Company to the Representative, for the respective accounts of the several Underwriters against payment of the Per Share Purchase Price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Laidlaw & Company (UK) Ltd., 521 Fifth Avenue, 12th Floor, New York, NY 10175, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern Time, on the second (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the third) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares, as applicable, is referred to herein as the “Closing Date.” Delivery of the Firm Shares and the Firm Warrants shall be made through the facilities of the Depository Trust Company designated by the Underwriter.

(e) It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Shares the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) On the Closing Date, the Company shall issue to the Representative (and/or its designees), warrants (the “Underwriter Warrants”), in the form set forth on Exhibit A hereto, for the purchase of shares of Common Stock, which shall be registered in the name or names and shall be in such denominations as the Representative may request at least one (1) business days before the Closing Date.

5. Covenants.

(a) The Company covenants and agrees with the Underwriters as follows:

(i) During the period beginning on the date hereof and ending on the later of such date as determined by the Representative that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(ii) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, regarding the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees during the Prospectus Delivery Period that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rules 424(b)(8) or 164(b) under the Securities Act).

(iii) (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv) The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v) The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vi) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii) For a period of three years from the Closing Date, the Company shall use its commercially reasonable efforts to maintain the registration of the Shares, and, when issued, the Underwriter Warrant Shares under the Exchange Act.

(viii) For so long as any Underwriter Warrants remain outstanding, the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to effect the issuance of the Underwriter Warrant Shares.

(ix) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities (including all fees and expenses of the registrar and transfer agent of the Shares), and the cost of preparing and printing stock certificates and warrant certificates), (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Time of Sale Disclosure Package, any Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative shall designate, (D) the reasonable fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA, of the terms of the sale of the Shares (E) the reasonable filing fees incident to any required review and approval by FINRA, of the terms of the sale of the Shares, (F) listing fees of the Nasdaq Capital Market, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Representative for the Underwriters’ reasonable out-of-pocket expenses (including those incurred pursuant to clauses (C) and (D) above), including legal fees and disbursements, in connection with the purchase and sale of the Shares contemplated hereby up to an aggregate of $200,000. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6, Section 7 or Section 9, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement). Notwithstanding the foregoing, any advances previously paid by the Company to the Underwriters against the Underwriters’ out-of-pocket expenses actually anticipated to be incurred, which the Company and the Underwriters acknowledge are in the aggregate amount of $_________ (the “Advances”), shall be applied towards the expenses set forth in clause (A) above; provided that the Underwriters will reimburse the Company for any remaining portion of the Advances to the extent amounts of the Advances were not used for out-of-pocket accountable expenses actually incurred by the Underwriters in the Offering.

(x) The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(xi) The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xii) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally, and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xiii) The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending ninety (90) days after the Closing Date (“Lock-Up Period”), offer, pledge, issue, sell, be deemed to issue or sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock at a price per share of Common Stock less than the Per Share Purchase Price (as such amount is proportionately adjusted for stock splits, reverse stock splits, stock combinations, stock dividends and other distributions and recapitalizations affecting the Common Stock after the Closing Date) (the “Applicable Price”). For the avoidance of doubt, the restrictions contained in the preceding sentence shall apply to (A) the issuance of rights, options, warrants and convertible securities whose exercise price or conversion price is less than the Applicable Price, (B) changes to the exercise price or conversion price of outstanding rights, options, warrants and convertible securities to an exercise price or conversion price less than the Applicable Price and (C) the issuance of any rights, warrants or options to purchase Common Stock (collectively for the purposes of this clause (C), the “Options”) together with any other security of the Company, where each Option will be deemed to have been sold at the Option Value of such Options and the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value of such Options. “Option Value” means the value of an Option based on the Black-Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined for pricing purposes as of (A) the Trading Day prior to the first public announcement of the pricing of the transaction that includes the applicable Option, if such pricing is publicly announced or (B) the Trading Day immediately preceding the issuance of the applicable Option if the pricing of such transaction is not publicly announced, and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the first public announcement of the pricing of the transaction that includes the applicable Option if such pricing is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the pricing of such transaction is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Shares during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of the pricing of the transaction that includes the applicable Option, if the pricing of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the pricing of such transaction is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor. The restrictions contained in this Section 5(a)(xiii) shall not apply to (1) the issuance of Common Stock upon the exercise of outstanding warrants disclosed in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Prospectus, or (2) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Prospectus.

(xiv) The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock, a registrar and transfer agent for the Underwriter Warrants (if other than the Company).

(xv) The Company hereby agrees to use its reasonable best efforts to obtain approval to list the Shares and the Underwriter Warrant Shares on the Nasdaq Capital Market.

(xvi) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the end of the Prospectus Delivery Period and (b) the expiration of the lock-up period described in Section 5(a)(xiii) above.

(xvii)   The Company further agrees that, in addition to the expenses payable pursuant to Section 5(a)(ix), on the Closing Date and each Option Closing Date, if any, it shall pay to the Representative, by deduction from the net proceeds of the sale of Shares contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Shares and Option Shares, as applicable.

(b) [intentionally omitted]

6. Conditions of the Underwriter’s Obligations. The respective obligations of the several Underwriters hereunder to purchase the Shares are subject to the accuracy in all material respects, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rules 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative.

(b) The Shares and the Underwriter Warrant Shares shall be approved for listing on the Nasdaq Capital Market, subject to official notice of issuance and evidence of satisfactory distribution.

(c) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representative, is material, or omits to state a fact which, in the reasonable opinion of the Representative, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the opinion and negative assurance letters of Sheppard, Mullin, Richter & Hampton LLP, counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(f) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the negative assurance letter of Sichenzia Ross Ference LLP, counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the negative assurance letter of _________, intellectual property counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h) The Representative, for the benefit of the Underwriters, shall have received a letter of Deloitte & Touche LLP, on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(i) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, a certificate, dated the Closing Date and on each Option Closing Date and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date and on the Option Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or on the Option Closing Date, as applicable;

(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or on the Option Closing Date, as applicable.

(j) On or before the date hereof, the Representative shall have received duly executed lock-up agreements (each a “Lock-Up Agreement”) in the form set forth on Exhibit B hereto, duly executed by each of the parties specified in Schedule III.

If the Representative, in its sole discretion, agree to release or waive the restrictions set forth in the Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(k) The Company shall have furnished to the Underwriters and their counsel such additional documents, certificates and evidence as the Representative or its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(a)(ix), Section 7 and Section 9 shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rule 430A of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f).

(b) Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its directors and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f), and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting commitments and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company’s directors, the officers of the Company signing the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f) For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each Underwriter, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 5(a)(ix) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company, its directors, the officers of the Company signing the Registration Statement, or any of its controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only), if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Capital Market or trading in securities on the Nasdaq Stock Market or the New York Stock Exchange (“NYSE”) shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE American, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b) If the Representative elects to terminate this Agreement as provided in this Section, the Company and the other Underwriters shall be notified promptly by the Representative by telephone, confirmed by letter.

10.  Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Shares hereunder on the Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Shares of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Final Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriters or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2 and 3, the obligations with respect to expenses to be paid or reimbursed pursuant to Section 5 and the provisions of Section 9 and Sections 11 through 18, inclusive, shall not terminate and shall remain in full force and effect.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or telecopied to Laidlaw & Company (UK) Ltd., 521 Fifth Avenue, 12th Floor, New York, NY 10175, telecopy number: (212) 354-8783, Attention: Francis Ryan Smith, Vice President, with a copy (which shall not constitute notice) to Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036; and if to the Company, shall be mailed, delivered or telecopied to it at Amesite Operating Company, 607 Shelby St. Ste. 700, PMB 214, Detroit, MI 48266, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, 38th Floor, New York, New York 10112, Attention: Richard Friedman, Esq.; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any Underwriter.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

14. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE AND THE PROSPECTUS.

18. Entire Agreement. This Agreement and the Underwriter Warrants, together with the exhibits and schedules thereto and the Prospectus contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Notwithstanding anything herein to the contrary, the engagement letter agreement, dated June 1, 2020 (the “Engagement Letter”), between the Company and the Representative, shall continue to be effective during its term and the terms therein, including, without limitation, Section 5 therein with respect to any future offerings, shall continue to survive and be enforceable by the Representative in accordance with its terms, provided that, in the event of a conflict between the terms and conditions of this Agreement and the Engagement Letter, the terms and conditions of this Agreement shall control.

19. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

AMESITE INC.

By:
Name:
Title:

Confirmed as of the date first above-mentioned

by the Representative of the several Underwriters.

Laidlaw & Company (UK) Ltd

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Laidlaw & Company (UK) Ltd.

Total

Pricing Information

Number of Shares of Common Stock to be Issued:

Public Offering Price per Share of Common Stock: $

Underwriting Discount: 8.0%

Non-accountable Expense Allowance: 1.0%

Schedule I

SCHEDULE II

Free Writing Prospectus

None

Schedule II-1

SCHEDULE III

List of officers and directors executing lock-up agreements

Ann Marie Sastry, Ph.D

J. Michael Losh

Gilbert Omenn, M.D., Ph.D.

Richard Ogawa

Anthony M. Barkett

Barbie Brewer

Rick DiBartolomeo

Schedule III-1

[SCHEDULE IV

Testing-the-Waters Communications]

EXHIBIT A

Form of Underwriter Warrant

EXHIBIT B

Form of Lock-Up Agreement

EXHIBIT C

Form of Press Release